UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 25, 2015
Date of Report (Date of earliest event reported)

SPOTLIGHT INNOVATION INC.
(Exact name of registrant as specified in its charter)

Nevada	333-141060	98-0518266
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6750 Westown Parkway, Suite 200-226 West Des Moines, IA	50266
(Address of principal executive offices)	(Zip Code)

(515) 274-9087
Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers

Effective November 25, 2015, the Board of Directors of Spotlight Innovation Inc. (the "Company") adopted the Spotlight Innovation Inc. 2015 Equity Incentive Plan (the "2015 Plan"). The 2015 Plan allows us to grant certain options to our directors, officers, employees, and eligible consultants.

A total of 3,600,000 shares of our common stock are available for issuance under the 2015 Plan. Pursuant to the 2015 Plan employees are eligble to receive incentive stock options or non-qualified stock options, and consultants and directors are eligible to receive non-qualified stock options. The 2015 Plan has not been approved by our stockholders. Non-qualified stock options granted under the 2015 Plan are option grants that do not qualify as incentive stock options under Section 422 of the Internal Revenue Code.

Grant of Options Pursuant to 2015 Plan

On November 25, 2015, the Company granted incentive stock options and non-qualified stock options to acquire an aggregate of 2,600,000 shares of the Company's common stock under the Company's 2015 Plan to various officers and consultants of the Company. Each option was granted for a three-year term with an exercise price equal to $1.10 per share. Of the 2,600,000 options granted, 150,000 were issued to an executive officer and the remaining 1,600,000 were issued to certain consultants of the Company.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

		Filed with this	Incorporated by reference
Exhibit No.	Description	Current Report	Form	Filing Date	Exhibit No.

10.22	Spotlight Innovation Inc. 2015 Equity Incentive Plan	x

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPOTLIGHT INNOVATION INC.

Date: November 30, 2015	By	/s/ Cristopher Grunewald
	Name:	Cristopher Grunewald
	Title:	President